Raymond Chabot Grant Thornton

Raymond Chabot Grant Thornton,
Chartered Accountants

May 31, 2006

U.S. Securities and Exchange Commission
Office of the Chief Accountant
100 F Street, NE
Washington, DC 20549

Re:	Duravest, Inc. File
No 0-27489

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of Duravest, Inc. dated May 31, 2006, and agree with the statements concerning our Firm contained therein.

Very truly yours,
Chartered Accountants

C.C.:	Ogan Gurel

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